UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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WELLS FARGO VARIABLE TRUST

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Computershare Fund Services, Inc. - Wells Fargo Briefly

Retail Inbound Toll Free #: 1-866-963-5822

VT Inbound Toll Free #: 1-888-916-1747

Wells Fargo Advantage International Core Fund

Wells Fargo Advantage International Equity Fund

Wells Fargo Advantage VT International Core Fund

Meeting Date & Time:

Wednesday, July 1, 2009 @ 3:00 p.m. (Pacific Time) - RETAIL

Wednesday, July 1, 2009 @ 4:00 p.m. (Pacific Time) - VT

Meeting Place:

525 Market Street, 12th Floor,

San Francisco, California

Record Date:

31-Mar-09

Mail Date:

On or about April 27, 2009

LED Display: “Wells Fargo” / Proxy01 Database Name: “Wells Fargo Funds 07.01.09”

Please Note: Both our name and number are printed in the proxy statement. We are referred to as Computershare Fund Services, Inc.

Briefly

Wells Fargo Advantage International Core Fund

Wells Fargo Advantage International Equity Fund

At the Special meeting, shareholders are being asked to approve a new investment sub-advisory agreement. The Board of Trustees recommends a vote in favor of the proposal. Would you have any objections to voting along with the recommendation of your board?

Briefly (Info Agent Only)

Wells Fargo Advantage VT International Core Fund

At the Special meeting, shareholders are being asked to approve a new investment sub-advisory agreement. The Board of Trustees recommends a vote in favor of the proposal.

Our role is to act as Information Agents for the Wells Fargo Advantage VT International Core Fund.

Our responsibilities are to provide assistance and information to Shareholders as to:

Date and time of the meeting

Details of the proposals to be voted on at the meeting

Information regarding the Board’s recommendations

Provide details on how the Shareholders can vote their voting card (in person, by mail or following other methods provided on the proxy card)

The Special Meeting is being held for the following purpose:

To approve a new investment sub-advisory agreement among Evergreen Investment Management Company, LLC, Wells Fargo Funds Management, LLC and the Trust, for each of the International Core Fund and the International Equity Fund (the “Proposal”).

Proposal: To Approve a New Investment Sub-Advisory Agreement

Q1. What are shareholders being asked to approve?

You are being asked to approve a new subadvisory agreement with Evergreen Investments on behalf of the Fund(s) that you own.

Q2. Why is a new investment sub-advisory agreement being proposed?

On February 11, 2009, the Board of Trustees unanimously approved a new subadvisory agreement with Evergreen Investments on behalf of the Funds. The new subadvisory agreement, which took effect on March 2, 2009, requires shareholder approval within 150 days of the date of the subadvisor change. The Board of Trustees unanimously selected Evergreen Investments to replace New Star Institutional Managers Limited as investment sub-adviser for each Fund.

Q3. Why has Evergreen been selected to replace New Star?

The Board of Trustees’ decision was based on several factors, including uncertainty about the continuity of services and personnel at New Star in light of a potential restructuring and/or acquisition of New Star’s parent company, the Funds’ underperformance while they were managed by New Star, and the rigorous and extensive analysis conducted by Wells Fargo Funds Management, LLC, in screening prospective subadvisors to identify and recommend Evergreen Investments.

Evergreen Investments, whose history spans over 75 years, advises the Evergreen Funds, one of the nation’s oldest mutual fund families. As a result of Wells Fargo & Company’s merger with Wachovia Corporation on December 31, 2008, Evergreen Investments became a subsidiary of Wells Fargo & Company.

Q4. If approved, how will the proposal affect the management of the Fund?

Wells Fargo Advantage International Core Fund

Wells Fargo Advantage VT International Core Fund

Effective March 2, 2009, New Star ceased providing sub-advisory services to the Funds and Evergreen Investments assumed the day-to-day investment advisory responsibilities for your Fund’s assets pursuant to the New Sub-Advisory Agreement.

Wells Fargo Advantage International Equity Fund

Effective March 2, 2009, New Star ceased providing sub-advisory services to the Funds and Evergreen Investments assumed the day-to-day investment advisory responsibilities for a one-third portion of the International Equity Fund’s assets pursuant to the New Sub-Advisory Agreement.

The International Equity Fund employs a multi-style structure. Under such structure, Evergreen Investments shares sub-advisory responsibilities with Artisan Partners Limited Partnership (“Artisan”) and LSV Asset Management (“LSV”), with each sub-adviser managing a one-third portion of the Fund’s assets in a different style of international equity management. No changes are proposed for the investment sub-advisory arrangements with Artisan and LSV.

Q5. Will there be any changes to the investment strategies and/or objectives of the Fund?

Investment Objective: The Board of Trustees does not anticipate any changes to the Funds’ investment objectives. The Funds are managed by Evergreen Investments’ International Developed Markets Equity team, which continues to use an international blend style with the MSCI EAFE Index as its benchmark.

Investment Strategy: The team uses a different principal investment strategy to meet the respective investment objectives of each Fund. The principal investment strategy can be found in each Fund’s current prospectus.

Q6. Will the fees or expenses for my fund change as a result of this proposal?

Wells Fargo Advantage International Core Fund

Wells Fargo Advantage International Equity Fund

No. The new subadvisory agreement does not affect the fees that the Funds’ shareholders pay, and shareholders will not bear any of the expenses associated with this proxy solicitation.

Wells Fargo Advantage VT International Core Fund

Although there will be an increase in the sub-advisory fees paid to Evergreen Investments if the Proposal is approved by the Fund’s shareholders, because the sub-advisory fees are paid by the primary investment adviser to the Fund, the increase will not affect the fees that Fund shareholders pay. Further, Fund shareholders will not bear any of the expenses associated with this proxy solicitation.

Q7. What happens if shareholders do not approve the Proposal?

Evergreen Investments will not be permitted to continue to serve as investment sub-adviser to the Funds beyond 150 days from the New Sub-Advisory Agreement effective date of March 2, 2009, unless shareholders of each Fund approve the New Sub-Advisory Agreement within the 150 days.

If the New Sub-Advisory Agreement is not approved by shareholders of a Fund, the Fund will continue to operate in the same manner as it currently does while the Board considers an appropriate course of action.

Q8. When will the New Subadvisory Agreement be effective?

On February 11, 2009, the Board of Trustees unanimously approved a new subadvisory agreement with Evergreen Investments on behalf of the Funds. The new subadvisory agreement, which took effect on March 2, 2009, requires shareholder approval within 150 days of the date of the subadvisor change. Upon shareholder approval, the New Sub-Advisory Agreement will be in effect for an initial two-year period from the date of its effectiveness.

The Board of Trustees unanimously recommends that you vote in favor of the New Sub-Advisory Agreement.